EXHIBIT D
REGISTRATION RIGHTS AGREEMENT
	THIS REGISTRATION RIGHTS AGREEMENT, dated as of November 23, 1999 (this
"Agreement"), is made by and between LMKI INC., a Nevada corporation (the
"Company") and Mesora Investors LLC, a Delaware limited liability company
(the "Purchaser").
W I T N E S S E T H:
	WHEREAS, pursuant to a Securities Purchase Agreement, dated as of the date hereof among the Purchaser and the Company (the "Securities Purchase
Agreement"), the Company has agreed to issue and sell to the Purchaser, (i)
two thousand five hundred (2,500) shares (the "Initial Shares") of the
Company's 6% Convertible Series A Preferred Stock, stated value $1,000 per share (the "Preferred Stock"), (ii) a warrant (the "Initial Warrant") to purchase two hundred fifty thousand (250,000) shares of the common stock par value $.001 per share of the Company (the "Common Stock") and (iii) a
Conditional Warrant to purchase up to an additional two thousand five hundred
(2,500) shares of Preferred Stock (the "Additional Shares" and together with the Initial Shares, collectively, the "Preferred Shares") and warrants to purchase up to two hundred fifty thousand (250,000) shares of Common Stock
(the "Additional Warrant" and together with the Initial Warrant, collectively, the "Warrants");
	WHEREAS, pursuant to the terms of the Preferred Shares and the
Warrants, (i) upon the conversion of the Preferred Shares, (ii) in lieu of dividend payments on the Preferred Shares and (iii) upon exercise of the
Warrants, the Company will issue to the Purchaser shares of Common Stock
(such shares are referred to herein as the "Shares"); and
	WHEREAS, to induce the Purchaser to execute and deliver the Securities
Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws.
	NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the
Purchaser hereby agree as follows:
	1.	Definitions.
		(a)	As used in this Agreement, the following terms shall have
the following meanings:
			(i)	"Effectiveness Deadline" shall have the meaning set
forth in section 2(a)(i) hereof.
			(ii)	"Filing Deadline" shall have the meaning set forth in
Section 2(a)(i) hereof.
(iii)	"Initial Registration Statement" means a registration
statement or registration statements of the Company filed under the
Securities Act covering Registrable Securities relating to the Initial Shares and the Additional Shares and, if applicable, the Series A Preferred Stock.
(iv)	"Purchase Price" means the aggregate purchase price
paid by the Purchaser for the Initial Shares, the Additional Shares, the
Conditional Warrant and the Warrants.
(v)	"Register," "Registered," and "Registration" refer to
a registration effected by preparing and filing a Registration Statement or
Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States
Securities and Exchange Commission (the "Commission").
(vi)	"Registrable Securities" means the Shares and the
Warrants.
(vii)	"Registration Statement" means the Initial
Registration Statement and the Warrant Registration Statement.
(viii)	"Warrant Registration Statement" means a
registration statement or registration statements of the Company filed under the Securities Act covering Registrable Securities relating to the Warrants.
	Capitalized terms used herein and not otherwise defined herein shall have the meanings set-forth in the Securities Purchase Agreement.
	2.	Registration.
(a)	Mandatory Registrations.
(i)	Initial Registration Statement. The Company shall prepare, and, as soon as practicable but in no event later than thirty (30) days after the Initial
Closing Date (as defined in the Securities Purchase Agreement) (the "Filing
Deadline"), file with the Commission an Initial Registration Statement or
Initial Registration Statements (as necessary) on Form S-1, covering the resale of all of the Registrable Securities.  In the event that Form S-1 is unavailable for such a registration, the Company shall use such other form as is available for such a registration.  Any Initial Registration Statement prepared pursuant hereto shall register for resale at least that number of shares of Common Stock equal to the product of (x) two and, (y) the sum of
(i) the maximum number of Shares that are issuable upon conversion of the
Initial Shares and the Additional Shares on the date of filing, and (ii) the maximum number of Shares issuable upon exercise of the Warrants, in each case, without regard to any limitation on any holder's ability to convert any of the Warrants or the Preferred Shares and without regard to whether any or all of such Preferred Shares or Warrants have been issued to Purchaser (on the date calculated, the "Minimum Conversion Amount").  Such Registration
Statement shall state that, in accordance with Rule 416 under the Securities
Act, it also covers such indeterminate number of additional Shares as may become issuable upon conversion of such Preferred Shares or exercise of such
Warrants (i) resulting from any adjustment in the applicable Conversion Price of such Preferred Shares or the Exercise Price of such Warrants or (ii) to prevent dilution resulting from stock splits or stock dividends.  If at any time the Minimum Conversion Amount exceeds the total number of Shares so registered, the Company shall, within five (5) business days after receipt of a written notice from the Purchaser, either (i) amend the Registration
Statement or Registration Statements filed by the Company pursuant to the preceding sentence, if such Registration Statement has not been declared effective by the Commission at that time, to register all of the Shares into which the Initial Shares, the Additional Shares and the Warrants may be
converted or exercised, as applicable, or (ii) if such Registration Statement has been declared effective by the Commission at that time, file with the
Commission an additional Registration Statement on Form S-1, or such other appropriate form, to register the number of shares of Common Stock into which the Initial Shares, Additional Shares, and Warrants may be converted or exercised, as applicable, that exceed the number of Shares already registered. The Company shall use its best efforts to have the Initial
Registration Statement declared effective within the earliest to occur of
(i) ninety (90) days following the Initial Closing Date (ii) if the
Commission elects not to conduct a review of the Initial Registration
Statement, the date which is three (3) business days after the date upon which either the Company or its counsel is so notified, whether orally or in writing; or (iii) if the Initial Registration Statement is reviewed by the
Commission, the date which is three (3) business days after the date upon which the Company or its counsel is notified by the Commission, whether orally or in writing, that the Commission has no further comments with respect to the Initial Registration Statement or that the Initial
Registration Statement may be declared effective. The earliest of such dates
is referred to herein as the "Required Effective Date."   Notwithstanding the
use of the terms "Required Filing Date" and "Required Effective Date" herein, the Company shall at all times use its best efforts to file each required
Registration Statement or amendment to a Registration Statement as soon as possible after the Closing Date or after the date the Company becomes obligated to file such Registration Statement or amendment, as the case may be, and to cause each such Registration Statement or amendment to become effective as soon as possible thereafter. No securities of the Company other than the Registrable Securities shall be included in any  such Registration
Statement.

 (ii)	The Company shall keep each Registration Statement
effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold,
(ii) the date on which the Registrable Securities (in the opinion of counsel to the Purchaser) may be immediately sold without restriction (including without limitation as to volume by each holder thereof) without registration under the Securities Act and (iii) the date which is twenty four (24) months following the date on which the Registration Statement was declared effective (the "Registration Period").

(b)	Payments by the Company.
			(i)	(A) If the Registration Statement covering the
Registrable Securities is not filed in proper form with the Commission on or prior to the Filing Deadline, (B) if the Registration Statement covering the
Registrable Securities is not effective on or prior to the Effectiveness
Deadline, (C) if the number of Shares listed for trading on the OTC Bulletin
Board or the NASDAQ SmallCap Stock Market, as applicable, or reserved by the
Company for issuance shall be insufficient, for any period of five (5)
consecutive days at any time after the Effectiveness Deadline, for issuance upon the conversion of the Initial Shares, the Additional Shares and the
exercise of the Warrants, or (D) upon the occurrence of a Blackout Event (as described in Section 3(f) or Section 3(g) below), for any period of five (5)
consecutive days at any time after the Effectiveness Deadline (each of the events described in clauses (A) through (D) of this paragraph are referred to herein as a "Registration Default"), the Company will make payments to the
Purchaser in such amounts and at such times as shall be determined pursuant to this Section 2(b).
			(ii)	The amount (the "Periodic Amount") to be paid by the
Company to the Purchaser as of each thirty (30) day period during which a
Registration Default shall be in effect (each such period, a "Default
Period") shall be equal to (x) with respect to any Registration Default described in Section 2(b)(i) clause (A) or (B), two percent (2%) of the
Purchase Price paid by the Purchaser and (y) with respect to any Registration
Default described in Section 2(b)(i) clause (C) or (D), two percent (2%) of the Purchase Price paid by the Purchaser of any securities affected by such event as described in Section 2(b)(i) clause (C) or (D); provided that, with respect to any Default Period during which the relevant Registration Defaults shall have been cured, the Periodic Amount shall be pro rated for the number of days during such period during which the Registration Defaults were pending; and provided, however, that the payment of such Periodic Amounts shall not relieve the Company from its continuing obligations to register the
Warrants and Shares pursuant to Section 2(a).
			(iii)	Each Periodic Amount shall be payable by the Company
in cash or other immediately available funds to the Purchaser monthly, without demand therefor by the Purchaser.
			(iv)	The parties acknowledge that the damages which may be
incurred by the Purchaser if the Registration Statement is not filed by the
Filing Deadline, if the Registration Statement has not been declared effective by the Effectiveness Deadline, or if the provisions of Section 3(e)
or 3(f) become applicable, may be difficult to ascertain.  The parties agree that the Periodic Amount represents a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of such damages.
		(c)	Piggyback Registration.  (i) If at any time or from time to
time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a
Registration relating solely to employee share option plans or pursuant to an acquisition transaction on Form S-4, the Company will:
(A)	provide to the Purchaser written notice thereof
as soon as practicable prior to filing the Registration Statement; and
(B)	include in such Registration Statement and in
any underwriting involved therein, all of the Registrable Securities specified in a written request by the Purchaser made within fifteen (15) days after receipt of such written notice from the Company.
(ii)	If the Registration is for a registered public offering involving an underwriting, the Company shall so advise the Purchaser as a part of the written notice given pursuant to this Section.  In such event, the rights of the Purchaser hereunder shall include participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein.  To the extent that the Purchaser proposes to distribute its securities through such underwriting, the Purchaser shall (together with the
Company and any other security holders of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of this
Section, if the managing underwriter of such underwriting determines that marketing factors require a limitation of the number of shares to be offered in connection with such underwriting, the managing underwriter may limit the number of Registrable Securities to be included in the Registration and underwriting (provided, however, (a) the Registrable Securities shall not be excluded from such underwritten offering prior to any securities held by officers and directors of the Company or their affiliates, (b) the
Registrable Securities shall be entitled to at least the same priority in an underwritten offering as any of the Company's existing security holders, and
(c) the Company shall not enter into any agreement that would provide any security holder with priority in connection with an underwritten offering greater than the priority granted to the Purchaser hereunder).  The Company shall so advise any of its other security holders who are distributing their securities through such underwriting pursuant to their respective piggyback registration rights, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among the Purchaser and all other security holders of the
Company in proportion, as nearly as practicable, to the respective amounts of
Registrable Securities held by the Purchaser and such other security holders at the time of the filing of the registration statement.  If the Purchaser disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company. Any Registrable Securities so excluded or withdrawn from such underwriting shall be withdrawn from such
Registration.
		(d)	Eligibility for Form S-1.  The Company represents and
warrants that it meets all of the requirements for the use of Form S-1 for the Registration, of the sale by the Purchaser of the Registrable Securities and any transferee who purchases the Registrable Securities, and the Company shall file all reports required to be filed by the Company with the
Commission in a timely manner, and shall take such other actions as may be necessary to maintain such eligibility for the use of Form S-1.
		(e)	Priority in filing.  From the date hereof until one hundred
eighty (180) days following the effective date of the Initial Registration
Statement pursuant to Section 2(a) of this Agreement, provided, however, that such one hundred eighty day period shall be extended by the number of days after the effective date of such Initial Registration Statement when the
Purchaser is not permitted to utilize the prospectus or otherwise to resell
Registrable Securities, the Company shall not permit the registration of any of its securities under the Securities Act to be filed or to become effective, other than those covered by this Agreement, without the prior written approval of the Purchaser.  The foregoing notwithstanding, the
Company may permit a registration statement to become effective during the foregoing period provided that (i) such registration statement relates to a firm commitment underwritten offering of the Company's securities that provides the Company with at least ten million dollars ($10,000,000), or (ii)
ninety (90) such registration statement was filed at least fifteen (15) days have passed after the Initial Registration Statement has been effective, and shall not become effective until the Equity Line Free Exercise Date (as defined in Section 4i of the Securities Purchase Agreement) or thereafter, and such registration statement relates to the issuance of securities to
Swartz Private Equity, LLC pursuant to an Investment Agreement, a
Registration Rights Agreement, Warrant to Purchase 490,000 Shares of Common
Stock and the associated documents.
	3.	Obligations of the Company.  In connection with the registration of the Registrable Securities, the Company shall do each of the following:
		(a)	Prepare and file with the Commission the Registration
Statements required by Section 2 of this Agreement and such amendments
(including post-effective amendments) and supplements to the Registration
Statement and the prospectuses used in connection with the Registration
Statement, each in such form as to which the Purchaser and its counsel shall not have objected, as may be necessary to keep the Registration effective at all times during the Registration Period, and, during the Registration
Period, comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities and all of the Warrants of
the Company covered by the Registration Statement until such time as all of such Registrable Securities and all of such Warrants have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;
		(b)	Furnish to the Purchaser, if the Registrable Securities of
the Purchaser are included in the Registration Statement, and its legal counsel identified to the Company, promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, a copy of the Registration Statement, each preliminary prospectus, each final prospectus, and all amendments and supplements thereto and such other documents, as the Purchaser may reasonably request in order to facilitate the disposition of its Registrable Securities and Warrants;
		(c)	Furnish to the Purchaser and its counsel copies of any
correspondence between the Company and the Commission with respect to any registration statement or amendment or supplement thereto filed pursuant to this Agreement;
		(d)	Use all best efforts to (i) register and qualify the
Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Purchaser may reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period and (iv)
take all other actions necessary or advisable to qualify the Registrable
Securities for sale in such jurisdictions, provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to the service of process in any jurisdiction;
		(e)	List such securities on the OTC Bulletin Board and all the
other national securities exchanges on which any securities of the Company are then listed, and file any filings required by the OTC Bulletin Board and/or such other exchanges.
		(f)	As promptly as practicable after becoming aware of such
event, notify each Purchaser of the occurrence of any event of which the
Company has knowledge, as a result of which the prospectus included in the
Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and to use its best efforts to promptly prepare a supplement or amendment to the Registration Statement or other appropriate filing with the Commission to correct such untrue statement of omission, and to deliver a number of copies of such supplement or amendment to the Purchaser as the Purchaser may reasonably request;
		(g)	As promptly as practicable after becoming aware of such
event, notify the Purchaser who holds Warrants or Registrable Securities being sold (or, in the event of an underwritten offering, the underwriters)
of the issuance by the Commission or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time, and to use its best efforts to promptly obtain the withdrawal of such stop order or other suspension of effectiveness;
(h)	As promptly as practicable after becoming aware of such
event, notify the Purchaser who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time, and to use its best efforts to promptly obtain the withdrawal of such stop order or other suspension of effectiveness (the occurrence of any of the events described in paragraphs (f) and (g) of this Section 3 is referred to herein as a "Blackout Event");
(i)	During the period commencing upon (i) the Purchaser's
receipt of a notification pursuant to Section 3(f) above, or (ii) the entry of a stop order or other suspension of effectiveness of the Registration
Statement described in Section 3(g) above, and ending at such time as (y) the
Company shall have completed the applicable filings (and if applicable, such filings shall have been declared effective) and shall have delivered to the
Purchaser the documents required pursuant to Section 3(f) above, or (z), such stop order or other suspension of the effectiveness of the Registration
Statement shall have been removed, the Company shall be liable to remit the payments required to be paid pursuant to Section 2(b) above;
		(j)	If the offering is underwritten, at the request of a
Purchaser, to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to any Purchaser selling
Registrable Securities in connection with such underwriting, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act and (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial data contained therein) and (ii) a letter dated such date from the Company's independent public accountants addressed to the underwriters and to the Purchaser, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the
Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5)
business days prior to the date of such letter) with respect to such registration as such underwriters may reasonably request; and
		(k)	Cooperate with the Purchaser to facilitate the timely
preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and to enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Purchaser may reasonably request, and registered in such names as the Purchaser may request; and, within three (3)
business days after a Registration Statement which includes Registrable
Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Purchaser)
an appropriate instruction and opinion of such counsel.
	4.	Obligations of the Purchaser.  In connection with the
registration of the Registrable Securities, the Purchaser shall have the following obligations:
		(a)	Take all other reasonable actions necessary to expedite and
facilitate the disposition by the Purchaser of the Warrants and the
Registrable Securities pursuant to the Registration Statement.
		(b)	Furnish to the Company such information regarding itself,
the Warrants and Registrable Securities held by it, and the intended method of disposition of the Warrants and the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Warrants and such Registrable Securities, and the Purchaser shall execute such documents in connection with such registration as the Company may reasonably request.
At least five (5) days prior to the first anticipated filing date of the
Registration Statement, the Company shall notify the Purchaser of the information the Company included in the Registration Statement.
		(c)	The Purchaser, by its acceptance of the Warrants or
Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any
Registration Statement hereunder.
		(d)	The Purchaser agrees that, upon receipt of any notice from
the Company of the happening of any event of the kind described in Section
3(f) or 3(g) above, it will immediately discontinue disposition of its
Warrants or Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) shall be furnished to the Purchaser.
	5.	Expenses of Registration.  All expenses, other than underwriting discounts and commissions and other fees and expenses of investment bankers and other than brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualification fees, printing and accounting fees, and the fees and disbursements of counsel for the Company, and the fees of one counsel to the Purchaser with respect to each Registration Statement filed pursuant hereto, shall be borne by the
Company.
	6.	Indemnification.  In the event any Registrable Securities are included in a Registration Statement under this Agreement:
		(a)	The Company will indemnify and hold harmless the Purchaser,
each of its officers, directors, shareholders and members, and each person, if any, who controls the Purchaser within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred
(collectively, "Claims") to which any of them may become subject under the
Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof)
arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Commission) or the omission to state therein any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the
Securities Act, the Exchange Act, any state or foreign securities law or any rule or regulation under the Securities Act, the Exchange Act or any state or foreign securities law (the matters in foregoing clauses (i) through (iii)
being, collectively, "Violations").  The Company shall, subject to the provisions of Section 6(b) below, reimburse the Purchaser, promptly as such expenses are incurred and are due and payable, for any legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise, including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which the Purchaser is a party), incurred by it in connection with the investigation or defense of any such
Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (i) apply to any Claim arising out of or based upon a modification which occurs in reliance upon and in conformity with information furnished in writing to the
Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (ii) with respect to any preliminary prospectus, inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the final prospectus, as then amended or supplemented, if such final prospectus was timely made available by the
Company pursuant to Section 3(b) hereof; (iii) be available to the extent that such Claim is based upon a failure of the Purchaser to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(b)
hereof; or (iv) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the
Registrable Securities by the Purchaser pursuant to Section 9.  The Purchaser will indemnify the Company and its officers and directors against any Claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of the Purchaser, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions as are applicable to the Indemnification provided by the Company in this Section
6.
		(b)	Promptly after receipt by an Indemnified Person under this
Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and to the extent that the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the
Indemnified Person, provided, however, that an Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the
Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding.  In such event, the Company shall pay for only one separate legal counsel for the
Purchaser, and such legal counsel shall be selected by the Purchaser.  The failure to deliver written notice to an indemnifying party within a reasonable time after the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this
Section 6, except to the extent that the indemnifying party is materially prejudiced in its ability to such action.  The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.
		(c)	No indemnifying party, in the defense of any such claim or
litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of an unconditional and irrevocable release from all liability in respect of such claim or litigation.
		(d)	Notwithstanding the foregoing, to the extent that any
provisions relating to indemnification or contribution contained in the underwriting agreements entered into among the Company, the underwriters and the Purchaser in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreements shall be controlling as to the Registrable Securities included in the public offering; provided, however, that if, as a result of this Section
6(d), the Purchaser, its officers, directors, shareholders, members or any person controlling the Purchaser is or are held liable with respect to any
Claim for which they would be entitled to indemnification hereunder but for this Section 6(d) in an amount which exceeds the aggregate proceeds received by the Purchaser from the sale of Registrable Securities included in a registration pursuant to such underwriting agreement (the "Excess
Liability"), the Company shall reimburse the Purchaser for such Excess
Liability.
	7.	Contribution.  To the extent any indemnification by an
indemnifying party is prohibited or limited under applicable law, the indemnifying party agrees to contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the Indemnified Person on the other hand in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and the Indemnified Person shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact on which such
Claim is based relates to information supplied by the indemnifying party or by the Indemnified Person, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Notwithstanding the forgoing, (a) no contribution shall be made under circumstances where the payor would not have been liable for indemnification under the fault standards set forth in Section 6, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation
(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (c) contribution by any seller of
Registrable Securities shall be limited in amount to the net proceeds received by such seller from the sale of such Registrable Securities.  The
Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro-rata allocation (even if the Purchaser and any other party were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section.
	8.	Reports Under Exchange Act.
		With a view to making available to the Purchaser the benefits of
Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Purchaser to sell securities of the Company to the public without registration ("Rule
144"), the Company agrees to:
			(i)	make and keep public information available, as those
terms are understood and defined in Rule 144;
			(ii)	file with the Commission in a timely manner all
reports and other documents required of the Company under the Securities Act and the Exchange Act; and
			(iii) furnish to the Purchaser so long as the Purchaser
owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of the
Securities Act and the Exchange Act, (ii) a copy of the most recent annual or periodic report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Purchaser to sell such securities pursuant to Rule
144 without registration.
	9.	Assignment of the Registration Rights.	The rights to have the
Company register Warrants or Registrable Securities pursuant to this
Agreement shall be automatically assigned by Purchaser to any transferee of all or any portion of the Initial Shares, Additional Shares, Warrants or the
underlying Common Stock held by Purchaser if: (a) Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the Securities with respect to which such registration rights are being transferred or assigned; (c) at or before the time the Company receives the written notice contemplated by clause (b)
of this sentence, the transferee or assignee agrees in writing with the
Company to be bound by all of the provisions contained herein; and (d) the transfer of the relevant Securities complies with the restrictions set forth in Section 4 of the Securities Purchase Agreement.
	10.	Amendment of Registration Rights.  Any provision of this
Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the
Purchaser.  Any amendment or waiver effected in accordance with this Section
10 shall be binding upon Purchaser and the Company.
	11.	Miscellaneous.
		(a)	A person or entity is deemed to be a holder of Warrants or
Registrable Securities whenever such person or entity owns of record such
Warrants or Registrable Securities.  If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Warrants or Registrable Securities, the Company shall act upon the basis of the instructions, notice or election received from the registered owner of such Warrants or Registrable Securities.
		(b)	Any notice required or permitted hereunder shall be given
in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days advance written notice to each of the other parties hereto.
COMPANY:			LMKI Inc.
				1720 East Garry, Suite #201
				Santa Ana, California  92705
				Attention:  William J. Kettle
				Phone:  (949) 475-4500
				Fax:  (949) 475-4518

With a copy to:

					Robert C. Weaver, Jr., Esq.
					721 Devon Court
					San Diego, California 92109
					Phone:  (858) 488-4433
Fax:  (848) 488-2555

PURCHASER:		Mesora Investors LLC
c\o WEC Asset Management LLC
One World Trade Center, Suite #4563
New York, New York  10048
Attention:  Daniel J. Saks
Phone:  (212) 775-9299
Fax: (212) 775-9311
With a copy to:

Pryor Cashman Sherman & Flynn LLP
410 Park Avenue, 10th Floor
New York, New York  10022
Attention:  Mark Saks, Esq.
Phone:  (212) 326-0140
Fax:  (212) 326-0806
		(c)	Failure of any party to exercise any right or remedy under
this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.
		(d)	This Agreement shall be governed by and interpreted in
accordance with the laws of the State of New York, except for provisions with respect to internal corporate matters of the Company which shall be governed by the corporate laws of the State of Nevada.  Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this
Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.  This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such validity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.  Subject to the provisions of Section 10 hereof, this Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement.
This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.
		(e)	This Agreement constitutes the entire agreement among the
parties hereto with respect to the subject matter hereof.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.
		(f)	Subject to the requirements of Section 9 hereof, this
Agreement shall inure for the benefit of and be binding upon the successors and assigns of each of the parties hereto.
		(g)	All pronouns and any variations thereof refer to the
masculine, feminine or neuter, singular or plural, as the context may require.
		(h)	The Company acknowledges that any failure by the Company to
perform its obligations under Section 2(a), or any delay in such performance could result in direct damages to the Purchaser, and the Company agrees that, in addition to any other liability the Company may have by reason of any such failure or delay, the Company shall be liable for all direct damages caused by any such failure or delay.  Nothing herein shall limit the Purchaser's right to pursue any claim seeking such direct damages.


[REMAINDER OF PAGE INTENTIONALLY BLANK, SIGNATURE PAGE FOLLOWS]



	IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned.
"COMPANY"

LMKI INC.


By:
     Name:
     Title:


 "PURCHASER"


MESORA INVESTORS LLC
By:  WEC ASSET MANAGEMENT LLC, Manager


By:
     Name:  Daniel J. Saks
     Title:  Managing Director